IMMEDIATE RELEASE

Evans Bancorp, Inc. Names David R. Pfalzgraf, Jr. to its
Board of Directors

Hamburg, NY, May 27, 2014 – Evans Bancorp, Inc. (the “Company”) (NYSE MKT: EVBN) a community financial services company serving Western New York since 1920, announced that it has named David R. Pfalzgraf, Jr. to its Board of Directors to fill the vacancy left by the retirement of Phillip Brothman from the Board earlier this year.

Mr. Pfalzgraf is the Managing Partner of Rupp, Baase, Pfalzgraf, Cunningham & Coppola, LLC and leads the firm’s corporate practice group.  He works primarily with private business enterprises, ranging from closely-held family businesses to multi-national corporations.  Mr. Pfalzgraf assists clients with all corporate needs including business formations, restructurings, mergers and acquisitions, financing and investment matters, labor and employment issues, and commercial transactions.

After graduating from Miami University of Ohio, Mr. Pfalzgraf served as an officer in the United States Navy and subsequently received a J.D. from the State University of New York at Buffalo Law School.  He currently serves on the Board of Directors of the Kaleida Health Foundation, Buffalo Renaissance Foundation, Ferguson Electric Construction Company, Inc. and The Buffalo Club, as well as serving as the Secretary of the Board of Trustees of Nichols School.

“We are very excited to be adding another director with an exceptional skill set to our Board,” said David J. Nasca, President and CEO of Evans Bancorp, Inc.  “David’s extensive legal and business experience broadens the scope of our diverse and talented Board, where he can immediately contribute to our continued success.”

About Evans Bancorp, Inc.

Evans Bancorp, Inc. is a financial holding company and the parent company of Evans Bank, N.A., a commercial bank, with $847 million in assets, 13 branches and $722 million in deposits at March 31, 2014.  Evans is a full-service community bank providing comprehensive financial services to consumer, business and municipal customers throughout Western New York.   Evans Bancorp’s wholly-owned insurance subsidiary, The Evans Agency, LLC, provides property and casualty insurance through seven insurance offices in the Western New York region. Evans Investment Services, Inc., a wholly-owned subsidiary of Evans Bank, provides non-deposit investment products, such as annuities and mutual funds.

Evans Bancorp, Inc. and Evans Bank routinely post news and other important information on their web sites at www.evansbancorp.com and www.evansbank.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning future business, revenue and earnings. These statements are not historical facts or guarantees of future performance, events or results. There are risks, uncertainties and other factors that could cause the actual results of Evans Bancorp to differ materially from the results expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include competitive pressures among financial services companies, interest rate trends, general economic conditions, changes in legislation or regulatory requirements, effectiveness at achieving stated goals and strategies, and difficulties in achieving operating efficiencies. These risks and uncertainties are more fully described in Evans Bancorp’s Annual and Quarterly Reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Evans Bancorp undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise.

For more information contact:	-OR-
Gary A. Kajtoch Executive Vice President & Chief Financial Officer	Deborah K. Pawlowski Kei Advisors LLC
Phone: (716) 926-2000 Email: gkajtoch@evansbank.com	Phone: (716) 843-3908 Email: dpawlowski@keiadvisors.com